PROSPECTUS and                  PRICING SUPPLEMENT NO. 2
PROSPECTUS SUPPLEMENT, each     effective at 2:30 PM ET
Dated July 10, 2001             Dated 19 July 2001
CUSIP: 24422ENM7                Commission File No.: 333-62622
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $3,825,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              24 July 2001

Maturity Date:                    24 July 2006

Principal Amount:                 $25,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 35 Basis Point

Initial Interest
Determination Date:               20 July 2001

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 24th
                                  Jan, Apr, Jul, Oct
                                  (or next business day)

Interest Determination Dates:     Two London Banking Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 24th
                                  Jan, Apr, Jul, Oct
                                  (or next business day)

Redemption Provisions:            None

Plan of Distribution:             J.P. Morgan Securities Inc.,
                                  As Agent, has offered the
                                  Senior Notes for sale at
                                  a price of 100% of the
                                  aggregate principal amount of
                                  the Senior Notes.

J. P. Morgan Securities Inc.

John R. Stafford is a director of Deere & Company. Mr. Stafford is also a director of J.P. Morgan Chase & Co., the parent of The
Chase Manhattan Bank (the senior Trustee), which are affiliates of J.P. Morgan Securities Inc.